Exhibit (i)(36)
[Letterhead of Dechert LLP]
November 29, 2007
Goldman Sachs Trust
71 South Wacker Drive
Chicago, IL 60606

Re:	Goldman Sachs Trust, Post-Effective Amendment No. 174 to the Registration Statement on Form N-1A (“Registration Statement”)
Dear Ladies and Gentlemen:
     We have acted as counsel for Goldman Sachs Trust (the “Registrant”), a statutory trust duly organized and validly existing under the laws of the State of Delaware, in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), and under the Investment Company Act of 1940, as amended, of shares of beneficial interest representing interests in additional classes of shares of existing series of the Registrant known as the Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Structured Large Cap Value Fund, Goldman Sachs Structured Large Cap Growth Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Structured International Equity Fund, Goldman Sachs Structured Small Cap Value Fund, Goldman Sachs Structured Small Cap Growth Fund, Goldman Sachs Structured U.S. Equity Flex Fund, Goldman Sachs Structured International Equity Flex Fund, Goldman Sachs Strategic International Equity Fund, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Equity Growth Strategy Portfolio, Goldman Sachs Income Strategies Portfolio, Goldman Sachs Satellite Strategies Portfolio, Goldman Sachs Retirement Strategy 2010 Portfolio, Goldman Sachs Retirement Strategy 2015 Portfolio, Goldman Sachs Retirement Strategy 2020 Portfolio, Goldman Sachs Retirement Strategy 2030 Portfolio, Goldman Sachs Retirement Strategy 2040 Portfolio, Goldman Sachs Retirement Strategy 2050 Portfolio, Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Core Plus Fixed Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Inflation Protected Securities Fund, Goldman Sachs Real Estate Securities Fund, Goldman Sachs Commodity Strategy Fund, Goldman Sachs International Real Estate Securities Fund, Goldman Sachs Ultra-Short Duration Government Fund, and Goldman Sachs Short Duration Government Fund (“shares”).

     The Goldman Sachs Structured U.S. Equity Fund, Goldman Sachs Structured Large Cap Value Fund, Goldman Sachs Structured Large Cap Growth Fund, Goldman Sachs Structured Small Cap Equity Fund, Goldman Sachs Structured International Equity Fund, Goldman Sachs Structured Small Cap Value Fund, Goldman Sachs Structured Small Cap Growth Fund, Goldman Sachs Structured U.S. Equity Flex Fund, Goldman Sachs Structured International Equity Flex Fund, Goldman Sachs Strategic International Equity Fund, Goldman Sachs Balanced Strategy Portfolio, Goldman Sachs Growth and Income Strategy Portfolio, Goldman Sachs Growth Strategy Portfolio, Goldman Sachs Equity Growth Strategy Portfolio, Goldman Sachs Income Strategies Portfolio, Goldman Sachs Satellite Strategies Portfolio, Goldman Sachs Retirement Strategy 2010 Portfolio, Goldman Sachs Retirement Strategy 2015 Portfolio, Goldman Sachs Retirement Strategy 2020 Portfolio, Goldman Sachs Retirement Strategy 2030 Portfolio, Goldman Sachs Retirement Strategy 2040 Portfolio, Goldman Sachs Retirement Strategy 2050 Portfolio, Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund, Goldman Sachs Core Plus Fixed Income Fund, Goldman Sachs High Yield Fund, Goldman Sachs Inflation Protected Securities Fund, Goldman Sachs Real Estate Securities Fund, and Goldman Sachs Commodity Strategy Fund will issue two new classes of shares: Class R and Class IR Shares. The Goldman Sachs International Real Estate Securities Fund, Goldman Sachs Ultra-Short Duration Government Fund, and Goldman Sachs Short Duration Government Fund will issue one new class of shares: Class IR Shares. The Registrant is authorized to issue an unlimited number of Class R and Class IR Shares.
     We have examined such governmental and corporate certificates and records as we deemed necessary to render this opinion, and we are familiar with the Registrant’s Declaration of Trust and By-Laws, each as amended to date. We note that we are not admitted to practice law in the State of Delaware and, to the extent that this opinion is based on Delaware law, it is based on the published statutes of the State and on the published decisions of courts applying Delaware law.
     Based upon the foregoing, we are of the opinion that the Class R and Class IR Shares proposed to be sold pursuant to the Registration Statement as made effective by the Securities and Exchange Commission, when sold in accordance with the resolutions of the Board of Trustees and with the terms of such Registration Statement and the requirements of applicable federal and state law and delivered by the Registrant against receipt of the net asset value of such shares, as described in the Registration Statement, will have been legally and validly issued and will be fully paid and non-assessable by the Registrant.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to be filed with the Securities and Exchange Commission, and to the use of our name in the Registration Statement, unless and until we revoke such consent. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act or the rules and regulations thereunder.
Very truly yours,
/s/ Dechert LLP
Dechert LLP